Electronic Articles of Incorporation
For

P08000003979
FILED
January 11, 2008
Sec. Of State
bmcknight

HEALTHWAY SHOPPING NETWORK, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

HEALTHWAY SHOPPING NETWORK, INC.

Article II

The principal place of business address:

8427 ALISTER BLVD W
PALM BEACH GARDENS, FL. 33418

The mailing address of the corporation is:

8427 ALISTER BLVD W
PALM BEACH GARDENS, FL. 33418

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

200,000,000

Article V

The name and Florida street address of the registered agent is:

CLEVELAND GARY
8427 ALISTER BLVD
PALM BEACH GARDENS, FL. 33418

I certify that I am familiar with and accept the responsibilities of registered agent.

P08000003979
FILED
January 11, 2008
Sec. Of State
bmcknight

Registered Agent Signature: CLEVELAND GARY

Article VI

The name and address of the incorporator is:

CLEVELAND GARY
8427 ALISTER BLVD W

PALM BEACH GARDENS, FL 33418

Incorporator Signature: CLEVELAND GARY

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
CLEVELAND GARY
8427 ALISTER BLVD W
PALM BEACH GARDENS, FL. 33418